                  [MITCHELL SILBERBERG & KNUPP LLP LETTERHEAD]


               July 7, 1999


VIA EDGAR



Westcorp
23 Pateur Road
Irvine, California  92618

               Re:    Westcorp
                      Registration Statement on Form S-8

Ladies and Gentlemen:

               We have acted as legal counsel for Westcorp (the "Company") in connection with the preparation of the Company's Post-Effective Amendment No. 2 to Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 3,000,000 shares of the Company's Common Stock issuable upon exercise of stock options (the "Reserved Shares") granted or to be granted under the Company's 1991 Stock Option Plan (the "Plan").

               In our capacity as counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of the legal and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. We have relied, without independent investigation or confirmation, upon certificates provided by officers of the Company as to certain factual matters, as to certain factual matters. In the course of our examinations and investigations we have assumed the genuineness of all signatures on an original document we have reviewed and on originals of documents where we have reviewed copies, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof. We have also assumed that the issuance of options pursuant to the Plan and entering into of stock option agreements pursuant to the Plan have been, are and will be accomplished in accordance with the terms of the Plan.

Westcorp
July 7, 1999
Page 2

               Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the Reserved Shares will be, when issued in compliance with the Plan and upon receipt of full consideration payable therefor, legally issued, fully paid and non-assessable.

               We consent to the filing of this opinion with the Registration Statement. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.



                               Very truly yours,



                                  Andrew Katz
                                      for
                        MITCHELL SILBERBERG & KNUPP LLP

AEK/tf